Exhibit 23

Consent of Independent Registered Public Accounting Firm

Perrigo Profit-Sharing and Investment Plan

Allegan, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46262 and No. 333-141101) of our report dated June 26, 2009, relating to the financial statements and supplemental schedule of Perrigo Profit-Sharing and Investment Plan appearing in this Form 11-K for the year ended December 31, 2008.

/s/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
June 26, 2009